PURCHASE RIGHTS AGREEMENT


         This PURCHASE RIGHTS AGREEMENT ("Agreement") is entered into this 12th day of January, 1998, by and between HealthMed, Inc., a Nevada corporation ("Purchaser") and David Katz, M.D. ("Seller").

                                    RECITALS

         A. LIDAK Pharmaceuticals, a California corporation (the "Corporation") presently has outstanding two classes of common stock (individually, "Class A Shares" and "Class B Shares" and collectively, the "Shares"), of which 1,918,400 derivative Class A Shares and 375,000 of derivative Class B Shares have been granted to Seller (the "Derivative Shares"), a schedule of the Derivative Shares granted to Seller and as reflected on Seller's January 5, 1998 Form 4 filing is appended hereto as Exhibit A and incorporated herein by this reference.

         B.  The  Derivative   Shares  are  collectively  the  only  issued  and
outstanding derivative capital stock of the Corporation held by Seller.

         C. The parties hereto are parties to that certain Stock Purchase Agreement dated of even date herewith, which agreement is appended hereto as Exhibit B and incorporated herein by this reference.

         D. As and for the consideration hereinafter set forth, the Seller desires to exercise the Derivative Shares in his sole and absolute discretion and thereafter deliver to the Purchaser thirty one and one-half percent (31.5%) of the exercised Derivative Shares or thirty one and one-half percent (31.5%) of the net proceeds from exercise and sale of the Derivative Shares owned by Seller, or exercise Purchaser's right to exercise the Derivative Shares in the event of Seller's permanent incapacity or death, on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the rights and obligations of Purchaser and Seller as set forth in the Stock Purchase Agreement by and between Seller and Purchaser of even date herewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       Purchase Participation.

                  1.1 Exercise of Derivative Shares. For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby grants to Purchaser the irrevocable right, for the period and on the terms herein set forth, to receive thirty


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one and one-half  percent (31.5%) of the Net Proceeds (as  hereinafter  defined)
from Seller's exercise and sale of the Derivative Shares.

                  1.2 Net Proceeds. "Net Proceeds" shall mean the gross proceeds from the Seller's exercise and sale of the Derivative Shares, less the (i) exercise price paid (or payable in a cashless exercise) by Seller; (ii) broker's commissions, expenses and costs incurred by Seller in connection with the sale of the Derivative Shares; and (iii) federal and state income taxes on the exercise of the Derivative Shares paid or payable by Seller.

                  1.3 Seller Warranty Not to Encumber. Seller warrants and undertakes that during the term of this Agreement, he shall not assign or encumber the Derivative Shares or any rights in them, nor make any commitment with respect thereto inconsistent with the terms of this Agreement.

                  1.4 Expiration Date. This Agreement shall expire at midnight on June 21, 2007 (the "expiration date").

                  1.5 Method of Exercise. Concurrently with the execution hereof, the parties hereto shall open three (3) brokerage accounts at Stuart Coleman & Co., Inc., 11 W. 42nd Street, 15th Floor, New York, New York 10036, telephone no. (800) 724-0761 (the "Brokerage") and Seller shall deliver notice and supporting documentation to the Brokerage depositing the Derivative Shares, as follows: (i) a joint account of Seller and Purchaser; (ii) an account of Seller ("Seller's Account"); and (iii) and account of Purchaser ("Purchaser's Account"). Thereafter, and during the term of this Agreement, the Brokerage shall execute each and every exercise of the Derivative Shares and deliver the Net Proceeds to Purchaser and Seller as follows: (a) thirty one and one-half percent (31.5%) to Purchaser's Account ("Purchaser's Interest"), and (b) the balance to Seller's Account ("Seller's Interest"). This Derivative Shares shall be exercisable, on or before the expiration date, by written notice sent to Purchaser by facsimile transmission or sent by registered mail, return receipt requested, addressed as hereinafter set forth, notifying Purchaser of such exercise and its right to participation in the Net Proceeds thereof.

                  1.6 Deliveries. If Seller exercises his option to purchase and sale the Derivative Shares as aforesaid, the Brokerage shall (i) deposit Purchaser's Interest into the Purchaser's Account within three (3) days after the purchase and sale of the Derivative Shares; and (ii) deposit Seller's Interest into the Seller's Account within three (3) days after the purchase and sale of the Derivative Shares; provided that in the event Purchaser shall not timely receive the Purchaser's Interest, Seller shall thereafter have three (3) days in which to deposit into the Purchaser's Account the Purchaser's Interest.

                  1.7 Adjustments. In the event of any change in the Shares by reason of any stock dividend, recapitalization, splitup, combination or exchange of shares, or of any similar change affecting the Derivative Shares, then in any such event, the number and kind of shares subject to this Agreement shall be appropriately adjusted consistent with such change in such


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manner as to prevent  substantial  dilution or enlargement of the rights granted to, or available for, the Purchaser hereunder.

                  1.8 No Rights as Shareholder. Purchaser shall have no rights as a shareholder with respect to the Corporation prior to the date of exercise of the Derivative Shares or the issuance of a certificate or certificates for such shares.

                  1.9 Grant of Option. By execution of this Agreement, Seller hereby grants to the Purchaser the option to cause the Seller, or Seller's conservator, executor or authorized agent, to exercise all or a portion of the Derivative Shares ("Option"), upon the terms and conditions set forth in this subsection:

                       (i)  The   permanent   incapacity  of  the  Seller  where
"permanent incapacity", as used herein, shall mean mental or physical incapacity, or both, reasonably determined by the Corporation's Board of Directors or the Purchaser based upon a certification of such incapacity by, in the discretion of the Purchaser or the Corporation's Board of Directors, either Seller's regularly attending physician or a duly licensed physician selected by the Purchaser or the Corporation's Board of Directors, rendering the Seller unable to perform substantially all of his duties hereunder or under his employment relationship with the Corporation and which appears reasonably certain to continue for at least three (3) consecutive months without substantial improvement. Seller shall be deemed to have "become permanently incapacitated" on the date either the Purchaser or the Corporation's Board of Directors has determined that Seller is permanently incapacitated and so notifies Seller.

                       (ii) The death of Seller during the term of this Agreement.

                  1.10  Exercise of Option.  Exercise  of the option  granted in
Section 1.9 of this Agreement shall be accomplished by written notice to the Corporation and the Brokerage in accordance with Sections 1.5 and 1.6 of this Agreement. Payment of the exercise price upon the exercise of the Option of the Derivative Shares shall be made with funds of the Purchaser.

         2. Representations and Warranties the Seller. As a material inducement to the Purchaser to enter into this Agreement and purchase the Shares, the Seller represents and warrants that:

                  2.1 Ownership of the Shares. Seller is the owner, beneficially and of record, of the Shares being transferred pursuant to this Agreement free and clear of all liens, charges, claims, encumbrances, security interests, equities, restrictions on transfer or other defects in title of any kind or description.

                  2.2 Authority to Enter into Agreements; Enforceability. Seller has the right, power and authority to enter into and to carry out the terms and provisions of this Agreement,


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without  obtaining the approval or consent of any other party or authority,  and this Agreement is a legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

                  2.3 No Conflict. The execution and performance of this Agreement by Seller will not violate any agreement, promissory note, security arrangement, order or other instrument to which Seller are a party or by which Seller may be bound.

                  2.4 Litigation. To the best knowledge of Seller, there are no suits, actions or legal, administrative, arbitration or other proceedings pending, filed or initiated by or against the Corporation occurring since the issuance of the Form 10K dated September 30, 1997.

                  2.5 Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to the Purchaser by or on behalf of the Seller with respect to this purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. The Seller has not intentionally concealed any fact known by him to have a material adverse effect upon the Corporation's existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects taken as a whole.

         3.   Representations  and  Warranties  of  Purchaser.   As  a  material
inducement to the Seller to enter into this Agreement and sell the Shares, the Purchaser hereby represents and warrants to the Seller as follows:

                  3.1 Organization; Power. The Purchaser is a corporation duly incorporated and validly existing under the laws of the State of California, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                  3.2 Authorization. The execution, delivery, and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all necessary corporate action of the Purchaser, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

                  3.3 No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which the Purchaser is a party or by which the Purchaser is bound.



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                  3.4 Litigation.  There are no actions, suits, proceedings,  or governmental  investigations  or inquiries  pending or, to the  knowledge of the
Purchaser,   threatened  against  the  Purchaser  or  its  properties,   assets,
operations, or businesses that might delay, prevent, or hinder the consummation of this purchase.

                  3.5      Investment Representations.

                          3.5.1 The  Purchaser  is an  "accredited  investor" as
defined by the SEC's Rule 501(a), and the Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation so that the Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Corporation and has the capacity to protect the Purchaser's own interests.

                          3.5.2  The  Purchaser  is  acquiring  the  Shares  for
investment for the Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares to be purchased have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of a specific exemption from the registration provisions of the Securities Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser is acquiring the Shares without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares.

                          3.5.3  During  the course of the  negotiation  of this
Agreement, the Purchaser has had an opportunity to discuss the Corporation's business, management and financial affairs with the Corporation's management and the opportunity to review the Corporation's financial statements, books and records, facilities and business plan. The Purchaser has also had an opportunity to ask questions of officers of the Corporation, which questions were answered to the Purchaser's satisfaction.

                          3.5.4 The Purchaser  understands that the Shares to be
purchased have not been registered under Securities Act of 1933 ("1933 Act"), or under any state securities law.

                          3.5.5 The Purchaser understands that the Shares cannot
be resold in a transaction to which the 1933 Act and state securities laws apply unless (i) subsequently registered under the 1933 Act and applicable state securities laws or (ii) exemptions from such registrations are available. The Purchaser is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions.

                          3.5.6 The Purchaser  understands that no public market
now exists for the Shares and that it is uncertain that a public market will ever exist for the Shares.


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                          3.5.7 The Purchaser  understands that the certificates
for the Shares will bear the following legend:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE CORPORATION WILL NOT TRANSFER THIS CERTIFICATE UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OF THE CORPORATION OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE
                  PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                  3.6 Tax Liability. To the extent the Purchaser deems necessary, the Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser relies solely on such advisors and not on any statements or representations of the Seller or any of its agents. The Purchaser understands that the Purchaser (and not the Seller) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                  3.7 Disclosure. To the Purchaser's knowledge, this Agreement, with the Exhibits hereto, when taken as a whole, does not contain any untrue statement of a material fact concerning the Purchaser or omit to state a material fact necessary in order to make the statements concerning the Purchaser contained herein not misleading in light of the circumstances under which they were made.

                  3.8 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the issuance of shares will not result in any material violation of, or conflict with, or constitute a material default under, any Purchaser's articles of incorporation or bylaws or any of the Purchaser's material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of the Corporation or the Shares.

         4. Conditions Precedent to the Obligations of Purchaser. Each and every obligation of the Purchaser under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:


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                  4.1 Representations and Warranties;  Performance.  Each of the
representations and warranties made by the Seller herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; the Seller will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to the Closing; and the Purchaser will have received, at the Closing, a certificate of the Seller, signed by the Seller, stating that each of the representations and warranties made by the Seller herein are true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that the Seller has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by him prior to the Closing.

                  4.2 Legal Opinion. Each and every obligation of the Purchaser under this Agreement is subject to the delivery, at or before the Closing, of an opinion of Luce, Forward, Hamilton & Scripps LLP, in form and content reasonably acceptable to the Purchaser and its legal counsel, to the effect that (i) this Agreement has been duly executed and delivered by Seller; (ii) this Agreement and each other agreement contemplated hereby, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance; and (iii) except as set forth in Schedule 4.2, the execution and delivery by the Seller of this Agreement and all other agreements contemplated hereby to which the Seller is a party, the offering and sale of the Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge, or encumbrance upon the capital stock or assets of the Seller, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body, or any law, statute, rule, or regulation to which the Seller is subject, or any agreement, instrument, order, judgment, or decree to which the Seller is subject; (iv) to such counsel's knowledge, Seller owns the Shares.

         5. Conditions Precedent to the Obligations of Seller. Each and every obligation of the Seller under this Agreement is subject to the satisfaction, at the Closing, of each of the representations and warranties made by the Purchaser herein and such representations will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; the Purchaser will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing; and the Sellers will have received, at the Closing, a certificate of the Purchaser, signed by the President and the Secretary or the Chief Financial Officer of the Purchaser, stating that each of the representations and warranties made by the Purchaser herein is true and correct in all material respects as of the


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Closing  except  for  changes  contemplated,  permitted,  or  required  by  this
Agreement and that the Purchaser has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

         6.       Closing.

                  6.1 Time, Place, and Manner of Closing. Unless this Agreement has been terminated and this transaction has been abandoned pursuant to the provisions of Section 7, the closing ("Closing") will be held at the offices of Stein Perlman & Hawk, or such other place as the parties may agree, on the date that Seller shall exercise its right to purchase the Shares as hereinabove set forth, the date that Purchaser instructs Seller to exercise the purchase of all or some of the Derivative Shares as hereinabove set forth or as soon as practicable after the satisfaction of the various conditions precedent to the Closing set forth herein. At the Closing the parties to this Agreement will exchange certificates and other instruments and documents in order to determine whether the terms and conditions of this Agreement have been satisfied. Upon the determination of each party that its conditions to consummate this purchase have been satisfied or waived, the Brokerage shall deliver to the parties hereto notice of the purchase and sale of the Derivative Shares sold and confirm the deposits into the Purchaser's Account and the Seller's Account. After the Closing, the Seller, at the Purchaser's cost, will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as the Purchaser may reasonably request to effectively transfer and release the Purchaser's Interest.

                  6.2 Consummation of Closing. All acts, deliveries, and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred. The time of the Closing has been scheduled to correspond with the close of business at the office of Stein Perlman & Hawk and, regardless of when the last act, delivery, or confirmation of the Closing shall take place, the purchase and sale of the Derivative Shares shall be deemed to occur as of the close of business at the office of Stein Perlman & Hawk on the date of the Closing.

         7.       Termination.

                  7.1 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of the Purchaser and the Seller.

                  7.2 Termination Date. This Agreement shall automatically terminate on as set forth in paragraph 1.4 above.



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         8.       Miscellaneous Provisions.

                  8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the Purchaser and the Seller.

                  8.2      Waiver of Compliance; Consents

                        8.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                        8.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

                  8.3 Payment of Fees and Expenses. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those for its own counsel and accountants, incurred in the negotiation, preparation, and consumption of this Agreement and this purchase and sale.

                  8.4 Costs. Each party hereto shall bear, pay and discharge all of his/its respective expenses incurred in connection with the execution and performance of this Agreement, except as otherwise provided specifically herein.

                  8.5 Entire Agreement; Successors and Assigns; and Amendment; Third Parties. This Agreement and the exhibits appended hereto constitute the entire agreement between the parties concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous or concurrent agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the exhibits appended hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  8.6 Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties irrevocably (i) submit to the exclusive jurisdiction of the state courts of the State of California over any action or proceeding arising out of a breach of this Agreement, (ii) agree that all claims in respect of such action or proceeding may be heard and determined in such courts, (iii) waive, to


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the fullest extent they may effectively do so, the defense of an inconvenient or inappropriate forum to the maintenance of such action or proceeding, and (iv) waive any defense based on lack of personal jurisdiction for any such purpose.

                  8.7 Legal Action and Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the prevailing party shall be entitled to recovery from the non-prevailing party its reasonable expenses, including but not limited to its reasonable attorneys' fees.

                  8.8 Headings. The headings of the sections of this Agreement are for convenience only and shall not determine the interpretation of this Agreement.

                  8.9 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, 24 hours after transmission by telecopy, telex, or five (5) days after deposit in the United States mail by registered or certified mail, addressed as set forth below or at such other address as such party may designate by ten (10) days' advance written notice to the other party:

                 If to Seller:             David Katz, M.D.
                                           1775 La Jolla Rancho Road
                                           La Jolla, California 92037

                 If to Purchaser:          HealthMed, Inc.
                                           8306 Wilshire Boulevard, Suite 7056
                                           Beverly Hills, California 90211
                                           Attention: President

                  8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.11 Other Documents. Seller shall, at any time after the Closing and upon the request of the Purchaser or the Corporation, execute and deliver to the Purchaser or the Corporation, as the case may be, such documents or instruments of conveyance, license or assignment or take such other action as is reasonably necessary to complete the transfer of the Shares or other transactions contemplated by this Agreement or to perfect the interest of the Purchaser therein. Further, the parties agree to take all actions and file such documents required to comply with California securities laws.

                  8.12 Legal Advice. The parties hereby acknowledge that they have received independent legal advice from attorneys of their choice with respect to the advisability of executing this Agreement and the related documents affecting this transaction. Prior to the execution of this Agreement, each of the parties' attorneys reviewed this Agreement and


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



discussed the Agreement with such party, and each party made all desired changes. Each of the parties and their attorneys have made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto as they deemed necessary. Each of the parties certifies that it has read this Agreement, and fully understands this Agreement and that it has executed it voluntarily, free of any duress, force or undue influence of any party or any person.

                  8.13 Injunctive Relief. The parties hereby acknowledge and agree that any default under Section 1 above will cause damage to the Purchaser in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Purchaser may be entitled, the Purchaser shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 1 above and without the proof of actual damages.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                                       SELLER:



                                       ---------------------------------
                                       DAVID KATZ, M.D.

                                       PURCHASER:

                                       HEALTHMED, INC.



                                       By:_________________________________
                                          Mitchell J. Stein
                                          Its: President & Secretary

AGREED TO AND ACKNOWLEDGED BY
PARAGRAPHS 1.5 AND 1.6 ONLY:

STUART COLEMAN & CO., INC.



By:______________________________________
     Print Name:________________
     Its: Authorized Officer


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



                CONSENT OF SPOUSE, COHABITANT OR DOMESTIC PARTNER

          The undersigned spouse, cohabitant or domestic partner of the Shareholder acknowledges on her behalf that: I have read the foregoing Agreement and I know its contents. I am aware that by its provisions that my spouse, cohabitant or domestic partner grants Purchaser an interest in his Shares in the Company, including my community interest in them. I hereby consent to and approve of the provisions of the Agreement, and agree that those Shares and my interest in them are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on those Shares or my interest in them.



Signature:__________________________________

Print Name:____________________________




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



                                    EXHIBIT A

                                    EXHIBIT B




                                       14